Exhibit 99.1

  Interleukin Genetics Reports Fourth Quarter and Year-End Financial
                               Results

    WALTHAM, Mass.--(BUSINESS WIRE)--March 26, 2004--Interleukin
Genetics, Inc. (OTCBB: ILGN), a leader in the development of risk assessment products, today reported financial results for the year and quarter ended December 31, 2003.

    Key Milestones Achieved during 2003:

    -- We signed a strategic alliance with Alticor and its affiliates to develop and market novel nutritional and skincare products. The major elements of the alliance, in which Alticor acquired a majority interest in Interleukin Genetics, included an equity investment, a multi-year research and development agreement, a licensing agreement with royalties on marketed products, a deferment and conversion feature of outstanding loan repayment and a refinancing of bridge financing obligations.

    -- We were awarded two new patents. One for a discovery that certain common variations in the Interleukin-1 (IL-1) genes are associated with an increased risk of Osteoporosis and one for a discovery that certain common variations in the IL-1 genes are associated with an increased risk of Cardiovascular Disease.

    "2003 was a rebuilding year for our company," said Dr. Philip R. Reilly, MD, JD, the company's Chairman and CEO. "We have strengthened our financial position but now must execute our plan to develop and launch risk assessment products into identifiable new markets. We are pleased to have a partner like Alticor working with us in the implementation of our strategy."

    Financial Results:

    For the quarter, the Company reported a net loss of $791,000 or $0.03 per basic and diluted share as compared to a net loss of $1,080,000 or $0.05 per basic and diluted share for the same period last year. For the twelve-month period, the Company reported a net loss of $4,172,000 or $0.18 per basic and diluted share compared to a loss of $5,306,000 or $0.24 per basic and diluted share last year.
    Revenues for the quarter were $761,000 compared to $188,000 in the fourth quarter of 2002. For the twelve months ended December 31, 2003, the Company reported revenues of $2,056,000 compared to revenues of $290,000 in 2002. The increase in revenue during the three and twelve months periods was due entirely to research funding from our research agreement signed with Alticor.
    Cost of revenues was $732,000 and $1,625,000 for the fourth quarter and year respectively. This compares with cost of revenue of less than $1,000 for all of 2002. The increase in costs of revenue during the 2003 periods was due entirely to costs associated with performance on the research project with Alticor.
    Research and development expenditures were $308,000 in the quarter ended December 31, 2003 compared to $578,000 in the comparable period in 2002. Research and development expenses for the year were $2,031,000 compared to $3,082,000 last year. The decreases in R&D expenses reflected a re-allocation of internal resources from internally-funded projects to the research project funded by Alticor and now reported as cost of revenue.
    Selling, general and administrative expenses were $488,000 and $2,266,000 for the three and twelve-month periods ended December 31, 2003 compared to $569,000 and $2,333,000 respectively during the same periods last year.
    As of December 31, 2003, the Company reported total assets of $5,458,000, including $4,759,000 in cash and cash equivalents. The Company also reported total liabilities of $3,901,000 and a net worth of $1,558,000.
    Subsequent to the year-end on March 15, 2004, the Company reported that it had signed a Distribution Agreement with Access Business Group, a subsidiary of Alticor that resulted in a milestone payment of $2,000,000 to Interleukin by Alticor.

    About Interleukin Genetics

    Interleukin Genetics is a biotechnology company focused on inflammation. The company uses functional genomics to help in the development of risk assessment, nutritional and therapeutic products based on the genetic variations in people to help prevent, ameliorate or treat diseases involving inflammation. Interleukin's current programs focus on cardiovascular disease, osteoporosis, rheumatoid arthritis and Alzheimer's disease. Interleukin expects that these programs will produce products that will personalize the selection of nutritional and therapeutic products and enable the managed care industry to improve patient care and better allocate resources. For more information about Interleukin and its ongoing programs, please visit http://www.ilgenetics.com.

    Certain statements contained herein are "forward-looking" statements including statements regarding our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation, our ability to construct a DNA testing laboratory, our ability to screen nutritional compounds for their effects on inflammatory responses, given specific IL-1 genetic patterns, our ability to complete all of our key milestones with regard to the Alticor program, our ability to make progress in advancing our core technologies and our ability to launch new commercial products by 2005. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation, our ability to screen nutritional compounds for their effects on inflammatory responses, given specific IL-1 genetic pattern, our ability to construct a DNA testing laboratory, our ability to screen nutritional compounds for their effects on inflammatory responses, given specific IL-1 genetic patterns, our ability to complete all of our key milestones with regard to the Alticor program, our ability to make progress in advancing our core technologies and our ability to launch new commercial products by 2005 and those risks and uncertainties described in our Form 10-Q for the three months ended September 30, 2003, as filed on November 12, 2003, and in other filings made by us with the Securities and Exchange Commission. We disclaim any obligation or intention to update these forward-looking statements.

                      Interleukin Genetics, Inc.
                         Financial Highlights
                              (unaudited)

Balance sheet data                              Dec. 31,     Dec. 31,
                                                  2003         2002
Cash, cash
 equivalents and
 marketable
 securities                                   $4,759,453    $ 733,848
Total current assets                           4,997,408      836,988
Total assets                                  $5,458,442   $1,249,779

Total current
 liabilities                                   1,288,104    1,116,017
Total liabilities                              3,900,730    2,634,339

Total shareholders'
 equity (deficit)                              1,557,712   (1,384,560)

Total liabilities and
 shareholders' equity                         $5,458,442   $1,249,779


                         Three       Three        Twelve      Twelve
                         Months      Months       Months      Months
                         Ended       Ended        Ended       Ended
 Statement of           Dec. 31,    Dec. 31,     Dec. 31,    Dec. 31,
  operations data         2003        2002         2003        2002
  ---------------       --------    --------     --------    --------

Revenues                $760,511    $187,679  $ 2,055,943   $ 289,908
Cost of Revenues         732,153          43    1,625,063         484
                      -----------  ---------- ------------ -----------
Gross profit              28,358     187,636      430,880     289,424

Research and
 development             308,028     578,352    2,030,704   3,082,484
Selling, general,
 and administrative      487,882     568,971    2,265,971   2,333,314
                      -----------  ---------- ------------ -----------

Total operating
 expense                 795,910   1,147,323    4,296,675   5,415,798

Loss from operations    (767,553)   (959,687)  (3,865,795) (5,126,374)

Total other income
 and expense             (23,591)   (120,433)    (306,386)   (179,745)
                      -----------  ---------- ------------ -----------

Net loss               $(791,144)$(1,080,120) $(4,172,181)$(5,306,119)
                      =========== ===========  =========== ===========

Basic and diluted
 loss per share          $ (0.03)    $ (0.05)     $ (0.18)    $ (0.24)
Weighted average
 common shares
 outstanding          23,253,964  22,550,591   23,193,195  21,713,432


    CONTACT: Interleukin Genetics, Inc.
             Fenel M. Eloi, 781-398-0700